Articles of Incorporation for Woodhaven Homes, Inc.              Page 1
E:\p\c\Woodhaven\Articles of Incorporation


                            ARTICLES OF INCORPORATION
                                       OF
                              WOODHAVEN HOMES, INC.

                  I, the undersigned natural person of the age of eighteen (18) years or more, and being a citizen of the State of Texas, acting as incorporator of the Corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                   ARTICLE ONE
                                      NAME
                  The name of this Corporation is WOODHAVEN HOMES, INC.

                                   ARTICLE TWO
                                    DURATION
                  The period of its duration is perpetual.

                                  ARTICLE THREE
                                    PURPOSES
                  The purposes for which the Corporation is organized are:
                  (A) To engage in the business of the organization, development and sale of resources of all types and all forms throughout the United States and foreign countries as far as shall be in the best interest of the Corporation;


Articles of Incorporation for Woodhaven Homes, Inc.

                  (B) To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investments or otherwise, use, enjoy, exercise, operate, manage, conduct, perform, make borrow, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, including, but not limited to, money, credits, chooses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligation and evidences of interest in or indebtedness of any person, firm, or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof and in every character of interest therein and appurtenance thereto, including but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, powers, or privileges, granted or by conferred any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges and immunities of individual owners or holders thereof.

                  (C) To hire and employ agents, servants, and employees to enter in to agreements of employment and collective bargaining agreements, and to act as agent, contractor, factor, or otherwise, either alone or in company with others.

                  (D) To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation.

                  (E) To let concessions to others to do any of the things this Corporation is empowered to do, and to enter in to, make, perform, and carry out, contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

                  (F) To carry on any business whatsoever that this Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this Corporation, and to have and to exercise all powers conferred by the laws of the State of Texas on corporations formed under the laws pursuant to which and under which this Corporation is formed, as such laws are now in effect or may at anytime hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, association, or corporations, and in any other part of the world.

                  (G) To engage in any business related or unrelated to those described in clauses (A) of this Article Three, and from time to time authorized or approved by the Board of Directors of this Corporation or carry on any other trade or business which can, in the opinion of the Board of Directors of the company, be advantageously carried on in connection with or auxiliary to those described in clause (A) of this Article Three, and to do all such things as are incidental or conducive to the attainment of the above objects or any of them.

                  (H) To enter into any lawful arrangements for sharing profits and/or losses in any transaction or transactions, and to promote and organize other corporations.

                  (I) To have and to exercise all rights and powers that are now or may hereafter be granted to a corporation by law.

         The foregoing shall be construed as objects, purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this Corporation by the laws of the State of Texas.
         The objects, purposes and powers specified herein shall, except as otherwise expressed, be in no way limited, or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles. the objects, purposes and powers specified in each of the clauses or paragraphs of these Articles of Incorporation shall be regarded as independent objects, purposes or powers.


         The Corporation may in its By-Laws confer powers, not in conflict with law, upon it Directors in addition to the foregoing and in addition to the power and authorities expressly conferred upon the by statute.
         The Corporation shall be subject to Part Four, Texas Miscellaneous Corporation Laws Act.

                                  ARTICLE FOUR
       SHARE STRUCTURE, PREFERENCES, PRIVILEGES, RESTRICTIONS, AND RIGHTS

     SECTION ONE: Common Shares with $.01 Par Value: The Corporation is authorized to issue Common Shares. The total number of Common shares which the Corporation is authorized to issue is Twenty Million (20,000,000) shares with $.01 par value
         SECTION TWO: Voting Rights to Common, Common Stock Shall Have No Liquidation Preference: The holders of the Common shares shall have voting rights and powers, including the right to notice of shareholder's meetings. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Common shares shall not be paid until the holders of any Serial Preferred shares have been paid in full the amounts to which they shall be entitled.

         SECTION THREE: Serial Preferred. The Corporation is authorized to issue three million (3,000,000) shares of Serial Preferred Stock, par value of one dollar ($1.00) per share. The Serial Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers or more than one vote per share) and such designations, powers, preferences and \relative, participating' optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of Directors is hereby expressly-vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Serial Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of stockholders approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem for the best interests of the Corporation.
         SECTION FOUR: Amendments. This Article Four can be amended only by the affirmative vote or concurrence of shareholders holding at least 66 2/3 percent of the issued and outstanding shares of Common Stock, plus (if any Serial Preferred Stock is issued and outstanding and entitled to vote) that percentage of the affirmative vote of such Serial Preferred Stock as the Board of Directors has designated.
SECTION FIVE: Pre-emptive Rights: No shareholder or other person shall have any pre-emptive rights whatsoever.

                                  ARTICLE FIVE
                            COMMENCEMENT OF BUSINESS


         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX
                           REGISTERED OFFICE AND AGENT
                  The post office address of its initial registered office is 2501 Oak Lawn, Suite 550, Dallas, Texas 75219, and the name of its initial registered agent at such address is Richard D. Laxton.

                                  ARTICLE SEVEN
                                     BY-LAWS
         The Shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend, or repeal the By-Laws of the Corporation; this power shall be vested exclusively in the Board of Directors and shall not be exercised by the Shareholders.

                                  ARTICLE EIGHT
                 INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS
         SECTION ONE: VALIDITY. If SECTION TWO is satisfied, no contract or other transaction between the Corporation and any of its officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

  SECTION TWO: DISCLOSURE, APPROVAL, FAIRNESS: SECTION ONE shall apply only if:
                  (1) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

                  (2) The Contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders.

SECTION  THREE:  NON-EXCLUSIVE:   This  provision  shall  not  be  construed  to
invalidate a contract or transaction which would be valid in the absence of this provision.

                                  ARTICLE NINE
                                INDEMNIFICATION:
         To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its shareholders of a client or of the corporation existing at the time of such repeal, amendment or adoption at an inconsistent provision.

                                   ARTICLE TEN
                             CONSIDERATION OF OFFERS

         SECTION ONE: Evaluation of Offers. The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for the equity securities of the Corporation or any subsidiary, (b) merge or consolidate the Corporation or any subsidiary with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties or assets of the corporation, or of any subsidiary, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including by way of illustration, but not limitation, any or all of the following:
                           (1) Whether the offer is acceptable based on historical operating results and the financial condition of the Corporation and its subsidiaries, and its future prospects;
                           (2) Whether a more favorable  offer could be obtained
                  for the Corporation's or its subsidiaries' securities or assets in the foreseeable future.
                           (3) The social, economic or any other material impact
                  which an acquisition of the equity securities of the Corporation or substantially all of its assets would have upon the employees and customers of the Corporation and its subsidiaries and the community which they serve;
                           (4) The  reputation  and  business  practices  of the
                  offeror and its management and affiliates as they would affect the employees and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;
                           (5) The value of the  securities,  if any,  which the
                  offeror is offering in exchange for the Corporation's or its subsidiaries' securities or assets based on an analysis of the work of the Corporation or of its subsidiaries as compared to the offeror corporation or other entity whose securities are being offered; and
                           (6) Any antitrust or other legal or regulatory issues
that are raised by the offer.

SECTION TWO: Rejection of Offers. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following:
                  (1)      Advising shareholders not to accept the offer,

                  (2)      Litigation against the offeror;

                  (3) Filing complaints with any governmental and regulatory authorities;

                  (4)      Acquiring the Corporation's securities;

                  (5) Selling or otherwise issuing authorized but unissued securities or treasury stock or options with respect thereto,

                  (6) Acquiring a company to create an antitrust or other regulatory problem for the offeror;

                  (7) Obtaining a more favorable offer from another individual or entity.

         SECTION THREE: Amendment Requirements. This Article Ten can be amended only by the affirmative vote or concurrence of shareholders holding at least eighteen percent of the issued and outstanding shares of Common Stock, plus (if any Serial Preferred Stock is issued and outstanding and entitled to vote) that percentage of the affirmative vote of such Serial Preferred Stock as the Board of Directors has designated.

                                 ARTICLE ELEVEN

                              SHAREHOLDER CONSENTS

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
                                 ARTICLE TWELVE
                                    DIRECTORS
                  (A) The number of directors constituting the initial Board of Directors is one and the name and address of the person who is to serve as directors until the first annual meeting of the shareholders or until their successor are elected and qualified is:
                  Richard D. Laxton, 2501 Oak Lawn, Suite 550, Dallas, TX 75219 Mark V. Johns, 2501 Oak Lawn, Suite 550, Dallas, TX 75219 Phillip Ray Johns, 2501 Oak Lawn, Suite 550, Dallas, TX 75219
                  (B) The number of Directors of the Corporation set forth in clause (A) of this Article Ten shall constitute the authorized number of Directors until changed by an amendment of the By-Laws duly adopted by the vote or written consent of the Board of Directors of the Corporation, but shall not be less than one.

                                 ARTICLE TWELVE
                                  INCORPORATOR
                  The name and address of the incorporator is:
                                Richard D. Laxton          2501 Oak Lawn
                                                           Suite 550
                                                           Dallas, Texas 75219



         IN WITNESS WHEREOF, I have hereunto set my hand this ________ day of August, 1998.


                                                          Richard D. Laxton